Exhibit 99.1

FIREFLY NEUROSCIENCE 2023, INC.

(formerly known as Firefly Neuroscience, Inc.)

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

FIREFLY NEUROSCIENCE 2023, INC.

(formerly known as Firefly Neuroscience, Inc.)

FIREFLY NEUROSCIENCE 2023, INC.

(formerly known as Firefly Neuroscience, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2024 AND DECEMBER 31, 2023

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2024 (Unaudited)	2023
ASSETS
Current assets
Cash	$358	$2,143
Other receivables	83	84
Prepaid expenses	63	28
Total current assets	504	2,255
Non current assets
Equipment, net	60	-
Intangible assets, net	634	386
Total non current assets	694	386
TOTAL ASSETS	$1,198	$2,641

LIABILITIES
Current liabilities
Trade payables	$1,265	$455
Related party payable	175	175
Accrued liabilities	973	1,902
Total current liabilities	2,413	2,532
TOTAL LIABILITIES	2,413	2,532

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred shares, $0.00001 par value: 30,000,000 shares authorized; 2,374,219 and 16,116,957 issued and outstanding at June 30, 2024 and December 31, 2023, respectively	-	-
Common shares, $0.00001 par value: 2,470,000,000 shares authorized; 49,948,710 and 35,369,877 issued and outstanding at June 30, 2024 and December 31, 2023, respectively	-	-
Additional paid-in capital	77,795	76,733
Accumulated deficit	(79,010)	(76,624)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(1,215)	109
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$1,198	$2,641

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIREFLY NEUROSCIENCE 2023, INC.

(formerly known as Firefly Neuroscience, Inc.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023

REVENUE	$10	$451	$22	$456

OPERATING EXPENSES:
Research and development expenses	350	199	639	320
Selling and marketing expenses	293	171	542	304
General and administration expenses	626	399	1,191	696
TOTAL OPERATING EXPENSES	1,269	769	2,372	1,320

OPERATING LOSS	(1,259)	(318)	(2,350)	(864)

OTHER INCOME (EXPENSE)
Interest and bank fees	(10)	(3)	(12)	(10)
Unrealized gain on foreign exchange	31	-	3	-
Other expense, net	(26)	(2)	(27)	(2)
LOSS BEFORE INCOME TAX	(1,264)	(323)	(2,386)	(876)

Income tax provision	-	-	-	-

NET LOSS AND COMPREHENSIVE LOSS	$(1,264)	$(323)	$(2,386)	$(876)

BASIC AND DILUTED LOSS PER SHARE	$(0.03)	$(0.01)	$(0.05)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	49,948,710	35,277,018	49,948,710	26,734,918

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIREFLY NEUROSCIENCE 2023, INC.

(formerly known as Firefly Neuroscience, Inc.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(IN THOUSANDS, EXCEPT SHARE DATA)

	Preferred stock			Common stock
	Number of shares	Number of shares to be issued	Amount	Number of shares	Number of shares to be issued	Amount	Additional paid-in capital	Accumulated deficit	Total Shareholder’s equity (deficit)

BALANCE AT DECEMBER 31, 2023	16,116,967	(14,578,833)	$-	35,369,877	14,578,833	$-	$76,733	$(76,624)	$109
Series B Preferred Stock conversion	(14,578,833)	14,578,833	-	14,578,833	(14,578,833)	-	-	-	-
Series C Preferred Stock Units offering	836,085	-	-	-	-	-	945	-	945
Share-based compensation expense	-	-	-	-	-	-	117	-	117
Net loss	-	-	-	-	-	-	-	(2,386)	(2,386)
BALANCE AT JUNE 30, 2024	2,374,219	-	$-	49,948,710	-	$-	77,795	$(79,010)	$(1,215)

BALANCE AT DECEMBER 31, 2022	-	-	$-	2,552,744	-	$-	$71,795	$(74,021)	$(2,226)
Common Stock Private Placement	-	-	-	-	32,536,386	-	133	-	133
Series B Preferred Stock offering	-	5,897,932	-	-	-	-	1,092	-	1,092
Share-based compensation expense	-	-	-	284,964	-	-	148	-	148
Net loss	-	-	-	-	-	-	-	(876)	(876)
BALANCE AT JUNE 30, 2023	-	5,897,932	$-	2,837,708	32,536,386	$-	$73,168	$(74,897)	$(1,729)

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIREFLY NEUROSCIENCE 2023, INC.

(formerly known as Firefly Neuroscience, Inc.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(IN THOUSANDS)

	Six months ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,386)	$(876)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4	-
Share-based compensation expense	117	148
Changes in operating assets and liabilities:
Change in other receivables	1	(3)
Change in prepaid expenses	(35)	(24)
Change in trade payables	810	63
Change in related party payables	-	30
Change in accrued liabilities	(929)	176
Change in deferred revenue	-	(450)
Net cash used in operating activities	(2,418)	(936)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(64)	-
Product enhancement – intangible asset	(248)	-
Net cash used in investing activities	(312)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of shares	945	1,225
Net cash provided by financing activities	945	1,225
(DECREASE) INCREASE IN CASH	(1,785)	289
BALANCE OF CASH AT THE BEGINNING OF PERIOD	2,143	58
BALANCE OF CASH AT THE END OF PERIOD	$358	$347

Supplemental cash flow information
Cash paid for interest	-	-
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIREFLY NEUROSCIENCE 2023, INC.

(formerly known as Firefly Neuroscience, Inc.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1: BUSINESS DESCRIPTION

Nature of organization and business

Firefly Neuroscience, Inc. (the “Company”) and its wholly owned subsidiaries Firefly Neuroscience Ltd. (formerly known as Elminda Ltd.), Elminda 2022 Inc., a Delaware corporation (formerly known as Elminda Inc.), Firefly Neuroscience Canada Inc., a Canadian corporation, and Elminda Canada Inc., a Canadian corporation, are engaged in the development, marketing and distribution of medical devices and technology allowing high resolution visualization and evaluation of the complex neuro-physiological interconnections of the human brain.

Firefly Neuroscience Ltd. was initially incorporated and commenced its operations as a development company in 2006 under the laws of the State of Israel, and in May 2014, initiated its USA marketing and distribution activity through Elminda 2022 Inc.

In July 2014, the U.S. Food and Drug Administration (“FDA”) cleared Firefly Neuroscience Ltd.’s Brain Network Analytics (“BNA” ™) product for marketing in the USA. On September 11, 2014, the Company received the Conformity European (“CE”) approval for BNA™ allowing use in Europe.

Effective August 12, 2024, the Company changed its name from Firefly Neuroscience, Inc. to Firefly Neuroscience 2023, Inc.

Merger agreement

On November 16, 2023, WaveDancer, Inc. (“WaveDancer”) (NASDAQ: WAVD) announced that it has entered into a definitive merger agreement (the “Merger Agreement”) with the Company, to combine the companies in an all-stock transaction. The combined company will focus on continuing to develop and commercialize the Company’s Artificial Intelligence driven BNA™ platform, which was previously cleared by the FDA. Upon closing, the combined company is expected to operate under the name Firefly Neuroscience, Inc., and trade on the Nasdaq Capital Market.

Under the terms of the Merger Agreement, each share of the Company’s shares of common stock issued and outstanding will be converted into common shares of WaveDancer based on a fixed exchange ratio, with any resulting fractional shares to be rounded to the nearest whole share. At the effective time of the merger, securityholders of Firefly will own approximately 92% of the combined company and securityholders of WaveDancer will own approximately 8% of the combined company, on a fully diluted basis. WaveDancer’s ownership may increase if it raises capital in excess of the minimum detailed in the Merger Agreement. Following the merger, WaveDancer, Inc. will be renamed “Firefly Neuroscience, Inc.” and the corporate headquarters will be located in Buffalo, NY.

On January 12, 2024 and June 17, 2024, the Merger Agreement was amended to update certain terms of the original agreement dated November 15, 2023. The updates included changes to clarify that the effective time of the Merger Agreement shall be prior to or simultaneous with certain transaction to be carried out by WaveDancer, treatment of the Company’s warrants at the effective time, deletion of certain closing obligations, and to extend the end date of the original agreement dated November 15, 2023.

The transaction was completed effective August 12, 2024.

NOTE 2: GOING CONCERN

As of June 30, 2024, the Company had an accumulated deficit of $79,010 (December 31, 2023: $76,624) and negative cash flow from operating activities for the six months ended June 30, 2024 of $2,402 (June 30, 2023: $936). Further, the Company has recurring losses with minimal revenue from operations. While the Company is attempting to raise funds for commercialization, its monthly cash requirements during the six months ended June 30, 2024 have been met through issuance of shares to new and existing shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business. To strengthen the Company’s liquidity in the foreseeable future, the Company has taken the following measures:

(i)	Negotiating further funding with existing and new investors to raise additional capital;
(ii)	Taking various cost control measures to reduce the operational cash burn; and
(iii)	Commercializing product to generate recurring sales.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Generally Acceptance Accounting Principles in the United States of America (“U.S. GAAP”). The results reported in these unaudited condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for any subsequent period or for the entire period. These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Company’s annual audited consolidated financial statements for the year ended December 31, 2023 and the notes included therein. Certain information and footnote disclosures normally included in the audited consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in the accompanying unaudited condensed consolidated financial statements. All amounts are disclosed in thousands, except share and per share amounts. The accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, except as otherwise indicated, necessary for a fair statement of its consolidated financial position, results of operations, and cash flows of the Company for all periods presented.

a.	Principles of consolidation

These unaudited consolidated financial statements include the financial information of the Company and its subsidiaries. The Company consolidates legal entities in which it holds a controlling financial interest. The Company has a two-tier consolidation model: one focused on voting rights (the voting interest model) and the second focused on a qualitative analysis of power over significant activities and exposure to potentially significant losses or benefits (the variable interest model). All entities are first evaluated to determine whether they are variable interest entities (“VIE”). If an entity is determined not to be a VIE, it is assessed on the basis of voting and other decision-making rights under the voting interest model. The accounts of the subsidiaries are prepared for the same reporting period using consistent accounting policies. All intercompany balances and transactions were eliminated on consolidation.

b.	Use of estimates in the preparation of consolidated financial statements

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant accounting policies

The following significant accounting policies should be read in conjunction with the Company’s annual audited consolidated financial statements for the year ended December 31, 2023 and the notes therein.

i) Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. The Company uses an estimated useful life of four years for medical equipment.

c.	Impact of recently issued accounting standards

The Company has evaluated issued Accounting Standards Updates not yet adopted and believes the adoption of these standards will not have a material impact on its condensed consolidated financial statements.

NOTE 4: OTHER RECEIVABLES

Detail of other receivables balance is as follows:

	June 30,	December 31,
	2024	2023
Other receivables	$195	$196
Allowance for doubtful receivables	(112)	(112)
Total	$83	$84

NOTE 5: EQUIPMENT

Equipment balance is as follows:

	June 30,	December 31,
	2024	2023
Medical equipment, cost	$64	$-
Less – accumulated depreciation	(4)	-
Equipment, net	$60	$-

NOTE 6: INTANGIBLE ASSETS

The following tables summarize the composition of intangible assets as of June 30, 2024:

	June 30, 2024
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Life
Unamortized intangible assets
BNA software	$634	$-	$634	n/a
Total intangible assets	$634	$-	$634

The BNA software enhancement project is in progress and amortization will begin once the project is substantially complete and the software is ready for its intended purpose. The software is expected to be completed by the end of 2024 and have a useful life of five years.

NOTE 7: LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT

Israeli labor law requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain circumstances. Pursuant to Section 14 of the Israeli Severance Compensation Act, 1963, all the Company’s employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments made in accordance with Section 14 relieve the Company from any future severance payments in respect of those employees. In accordance with the Israeli Severance Compensation Act, severance payments, which are included in salary and employee benefits, were $11 and $25 for the three and six months ended June 30, 2024, respectively and $11 and $16 for the three and six months ended June 30, 2023, respectively.

NOTE 8: COMMITMENTS AND CONTINGENCIES

a. Royalty Commitment - Israeli Innovation Authority (“IIA”)

The Company is committed to pay royalties to the State of Israel, through the IIA, on proceeds from sales of products which the IIA participated by way of grants for research and development. No grants were received in 2024 or 2023. Under the terms of the prior IIA grant agreements, the principal value of financial assistance received along with annual interest based on London Inter-Bank Offered Rate (“LIBOR”) is repayable in form of royalties based on 3.0% of BNA™ sales. Since the elimination of LIBOR, the Secured Overnight Financing Rate (“SOFR”) subsequently replaced LIBOR as a reference rate of interest for IIA grant agreements. In the case of lack of commercial feasibility of the project that was financed using the grant, the Company is not obligated to pay any royalty. The Company cannot reasonably determine the outcome of the commercialization of the technology and considers the liability to be contingent upon generation of sales, hence no liability has been recognized as of June 30, 2024 and December 31, 2023. The contingent liability amounts to $5,676 and $5,625 for June 30, 2024 and December 31, 2023 respectively.

Sale of the technology developed utilizing the grants from IIA is restricted and is subject to IIA’s approval.

NOTE 9: EQUITY

a.	Shares

On August 29, 2023, the Company offered up to 7,812,500 units, each unit consisting of one share of Series C Preferred Stock and warrant to purchase one share of common stock, at a combined purchase price of $1.28 per unit. During the six months period ended June 30, 2024, the Company issued 836,085 units and received aggregate gross proceeds of $1,070. The Company incurred $125 of costs associated with the issuance. Series C Preferred Stock issued are equity classified instruments and are recorded as equity. Each warrant entitles the purchasers to acquire one share of common stock at a price of $2.56 per share for a period of three years from the date of issue.

As of December 31, 2023, the mandatory conversion feature of the Series B Preferred Stock was triggered, as the proceeds from the Series C Preferred Stock Units offering exceeded $1,000. As per the terms of Series B Preferred Stock, all preferred shares were supposed to be automatically converted into one share of common stock. As of June 30, 2024, the 14,578,833 of Series B Preferred stock were converted to 14,578,833 shares of common stock.

As of June 30, 2024, the Company had the following number of authorized and issued shares:

	June 30, 2024
	Number of authorized shares	Number of issued shares
Shares of common stock	2,470,000,000	49,948,710
Series A Preferred Stock	30,000,000	-
Series B Preferred Stock		-
Series C Preferred Stock		2,374,219

As of June 30, 2024 the total number of shares of all classes the Company is authorized to issue is 2,500,000,000 shares, consisting of 2,470,000,000 shares of common stock and 30,000,000 preferred shares of all classes.

b.	Warrants

The following table summarizes the Company’s warrant activity for the six months ended June 30, 2024:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding warrants, January 1, 2024	2,386,677	$2.07	2.46
Warrants issued pursuant to units offering	836,531	2.56	-
Outstanding warrants, June 30, 2024	3,223,208	$2.19	2.19

On August 29, 2023, the Company offered up to 7,812,500 units, comprised of Series C Preferred Stock and warrants to purchase up to 7,812,500 shares of common stock, which were sold at a combined purchase price of $1.28 per unit. Each warrant entitles the holder to acquire one share of common stock at a price of $2.56 per share for a period of three years from the date of issue. The warrants were determined to be a freestanding equity instrument. For the six month period ended June 30, 2024, 836,531 warrants were issued.

c.	Employees stock option plan

A summary of option activity under the Plan as of June 30, 2024 and changes during the period then ended is presented below.

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding Options, December 31,2023	1,291,662	$2.16	6.18	$-
Options granted	-	-	-	-
Outstanding Options, June 30, 2024	1,291,662	$2.16	5.67	$-

The share-based compensation expense related to options for the three and six months ended June 30, 2024 was $58 and $117, respectively and 74$ and $148 for the three and six months ended June 30, 2023, respectively. The fair value of options granted for the six months period ended June 30, 2024 and 2023 was $nil and $nil, respectively. The intrinsic value of the options outstanding as of June 30, 2024 is $nil (December 31, 2023: $nil).

A summary of the Company’s non vested options as of June 30, 2024, and changes during the six months period ended, is presented below.

	Number of Stock Options	Weighted Average Grant-Date Fair Value
Non-Vested Options, December 31, 2023	874,886	$0.50
Options granted	-	-
Options vested	(187,739)	0.62
Non-Vested Options, June 30, 2024	687,147	$0.46

As of June 30, 2024, there was $317 of total unrecognized compensation cost related to nonvested options granted under the Plan.

d.	Management options

On April 2, 2024, the Company granted stock options to its officer to purchase an aggregate of 106,000 shares of common stock at an exercise price with a term of five years, where the exercise price is equal to a 25% discount to the issue price of the Company’s equity securities in an initial public offering (an “IPO Transaction”), that results in the Company’s shares of common stock being listed on the Nasdaq Stock Market or another recognized securities exchange or traded on the over-the-counter market. Options to purchase up to 106,000 shares of common stock shall vest in 36 equal installments at the end of each calendar month over a period of three years beginning March 1, 2024. The vesting of management options is contingent upon the occurrence of an IPO Transaction. Since options are contingent on the occurrence of a liquidity event which is not probable for the purposes of ASC 718, no compensation cost would be recognized related to options until the occurrence of a liquidity event.

e.	Consulting agreement

On March 15, 2024, the Company entered into a consulting agreement (“Consulting agreement”), which was further approved by the board of directors of the Company on April 2, 2024. Under the Consulting agreement, the Company will receive services of promoting the Company’s stock; in return for 432,034 Series A performance warrants and 195,313 shares of common stock issued immediately upon execution of the agreement, and 234,735 shares of common stock to be issued in 12 equal installments at the end of each calendar month.

Series A performance warrants to purchase up to an aggregate 432,034 shares of common stock to certain investors at an exercise price of $0.01 Canadian dollars per share and are set to expire on June 15, 2028. The exercisability of the warrants is contingent upon meeting market capitalization goals and the occurrence of a liquidity event. Since warrants are contingent on the occurrence of a liquidity event which is not probable for the purposes of ASC 718, no compensation cost would be recognized related to warrants until the occurrence of a liquidity event.

As of June 30, 2024, the shares of common stock and Series A performance warrants were not issued and no services were received.

NOTE 10: BASIC AND DILUTED NET LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss attributable to holders of common stock by the weighted average number of shares of common stock outstanding during the period. Weighted average number of shares of common stock outstanding during the period computation includes shares of common stock to be contractually issued as of the period end date. Diluted net loss per common share is computed by giving effect to all potential dilutive shares of common stock that were outstanding during the period when the effect is dilutive. Potential dilutive shares of common stock consist of shares issuable upon conversion of preferred shares, exercise of stock options, restricted stock units, and warrants. No adjustments have been made to the weighted average outstanding shares of common stock figures for the six months ended June 30, 2024 or 2023, as the assumed conversion of preferred shares, exercise of outstanding options, warrants and restricted stock units would be anti-dilutive.

NOTE 11: RELATED PARTY TRANSACTIONS

As of the period ended June 30, 2024, $175 (2023: $175) of director loans were still outstanding. These notes do not bear any interest and are payable on demand.

The Company incurred $140 and $244 in officers’ consulting fees recorded in general and administration expenses for the three and six months ended June 30, 2024, respectively and $102 and $223 for the three and six months ended June 30, 2023, respectively.

NOTE 12: REVENUE

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Type of goods and services
Service	$10	$451	$22	$456
Total	$10	$451	$22	$456

Timing of recognition of revenue
Point in time	3	-	7	-
Over time	7	451	15	456
Total	$10	$451	$22	$456

NOTE 13: RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Salary and employee benefits	$210	$167	$443	$254
Consultants and subcontractors	70	17	77	23
Depreciation and amortization	4	-	4	-
Clinical trials	-	14	-	19
Expenses - other	66	1	115	24
	350	199	639	320
Less – grants received	-	-	-	-
Total	$350	$199	$639	$320

NOTE 14: SELLING AND MARKETING EXPENSES

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Salary and employee benefits	$179	$160	$347	$289
Professional fees	89	5	142	5
Travel	22	6	46	10
Other	3	-	7	-
Total	$293	$171	$542	$304

NOTE 15: GENERAL AND ADMINISTRATION EXPENSES

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Salary and employee benefits	$143	$142	$261	$319
Professional fees	417	183	822	246
Rent and maintenance	4	33	6	65
Travel expenses	23	12	31	25
Other	39	29	71	41
Total	$626	$399	$1,191	$696

NOTE 16: SUBSEQUENT EVENTS

The subsequent events below are major events or transactions that occurred after the six month period ended June 30, 2024, but before the issuance of these condensed consolidated financial statements. The below events occurred between July 1, 2024 and August 14, 2024:

On August 8, 2024, the Company completed the closing of a $209 secured promissory notes. Promissory notes were issued with a discount of $11 and the Company received gross proceeds of $198. The promissory note will bear an annual interest rate of 18%, paid monthly. The principal amount of $209 will mature and become due and payable on August 23, 2024.

Effective August 12, 2024, the Company changed its name from Firefly Neuroscience, Inc. to Firefly Neuroscience 2023, Inc.

Merger

On August 12, 2024, the Company completed the merger with WaveDancer. As a result of this transaction, the Company obtained control of WaveDancer. The combined company operates under the name Firefly Neuroscience, Inc., and on August 13, 2023 the Company began trading on the Nasdaq Capital Market (NASDAQ: AIFF). On August 12, 2024, prior to the consummation of the Merger, WaveDancer effectuated a 1-for-3 reverse stock split of its common stock (the “Reverse Stock Split”) . Pursuant to the terms of the Merger Agreement, each holder of outstanding shares of the Company’s shares of common stock is entitled to receive the number of shares of WaveDancer common stock equal to the number of shares of the Company’s shares of common stock they hold multiplied by the exchange ratio, or an aggregate of 7,870,251 shares of WaveDancer common stock at closing using an exchange ratio of 0.1040. Following the closing of the merger, there are 7,870,251 shares of the combined company’s common stock outstanding with Firefly stockholders owning approximately 92% and prior WaveDancer stockholders owning 8% of the combined company’s outstanding securities.

Private Placement

On July 26, 2024, prior to the consummation of the merger, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell (i) 3,069,287 shares (the “PIPE Shares”) of the combined company’s common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,849,265 shares of combined company’s common stock, and (iii) warrants (the “Warrants”) to purchase up to 7,918,552 shares of combined company’s common stock in a private placement (the “Private Placement”). The purchase price of each PIPE Share and accompanying Warrant was $0.442 and the purchase price of each Pre-Funded Warrant and accompanying Warrant was $0.4419. The Private Placement closed on August 12, 2024, substantially contemporaneously with the consummation of the merger. The aggregate gross proceeds from the transaction were approximately $3,500.